Exhibit 99.1

FOR IMMEDIATE RELEASE

Curis Prices Public Offering of Common Stock

LEXINGTON, Mass. February 25, 2015 (GLOBENEWSWIRE) – Curis, Inc. (NASDAQ: CRIS), announced today the pricing of an underwritten registered public offering of 21,818,181 shares of its common stock at a public offering price of $2.75 per share resulting in aggregate proceeds of $60.0 million, before underwriting discounts, commissions and estimated expenses. All of the shares to be sold in the offering are to be sold by Curis. The offering is expected to close on or about March 2, 2015, subject to the satisfaction of customary closing conditions. The joint book-running managers for the offering are Cowen and Company, LLC and RBC Capital Markets and Robert W. Baird & Co. Incorporated and Roth Capital Partners, LLC are acting as co-lead managers for the offering.

Curis has granted the underwriters a 30-day option to purchase up to an additional 3,272,727 shares of its common stock at the public offering price. The expected gross proceeds to Curis referenced above do not include any proceeds that Curis would receive if the underwriters exercise such option.

Curis anticipates using the net proceeds from the offering to conduct further preclinical testing and clinical studies of its product candidates, particularly CUDC-907 and any product candidates for which it may exercise its option to exclusively in-license from Aurigene Discovery Technologies Limited, to fund potential acquisitions of new business, technologies or products that it believes complement or expand its business, and for general working capital and capital expenditures. The shares will be issued by Curis pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement related to the offering has been filed with the SEC and can be accessed on the SEC’s website located at www.sec.gov. A final prospectus supplement will be filed with the SEC. Copies of the prospectus supplements and accompanying prospectus relating to this offering may be obtained from:

Cowen and Company, LLC c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Attn: Prospectus Department Phone: (631) 274-2806 Fax: (631) 254-7140	RBC Capital Markets 200 Vesey Street 8th Floor New York, NY 10281-8098 Attention: Equity Syndicate Phone: (877) 822-4089 Email: equityprospectus@rbccm.com

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Curis, Inc.

Curis is a biotechnology company focused on the development and commercialization of innovative drug candidates for the treatment of human cancers.

Forward-Looking Statements: Statements contained in this press release about Curis that are not purely historical may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects”, “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements involve known and unknown risks and uncertainties that may cause Curis’ actual results, performance or achievements to be materially different than those expressed or implied by the forward-looking statements Curis makes. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether or not Curis will be able to raise capital through the sale of shares of common stock, the satisfaction of customary closing conditions related to the proposed public offering, Curis’ business and financial condition, and the impact of general economic, industry or political conditions in the United States or internationally. Additional risks and uncertainties relating to the proposed offering, Curis and its business can be found under the caption “Risk Factors” included in Curis’ annual report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 24, 2015, Curis’ preliminary prospectus supplement filed with the SEC on February 24, 2015, and in other filings that Curis periodically makes with the SEC.

Any forward-looking statements contained in this press release speak only as of the date hereof. While Curis may elect to update these forward-looking statements at some point in the future, Curis expressly disclaims any obligation to update any forward-looking statements, except as required by law.

For More Information:

Mani Mohindru, Ph.D.

Vice President, Corporate Strategy and Investor Relations

Curis, Inc.

617-503-6605

mmohindru@curis.com

Michael P. Gray

Chief Financial and Chief Business Officer

Curis, Inc.

617-503-6632

mgray@curis.com